UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

LIVEPERSON, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD VALUE R LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

STARBOARD VALUE L LP

STARBOARD VALUE R GP LLC

STARBOARD X MASTER FUND LTD

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

PETER A. FELD

JOHN R. MCCORMACK

VANESSA PEGUEROS

YAEL ZHENG

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders (the “Annual Meeting”) of LivePerson, Inc., a Delaware corporation (the “Company”).

On February 28, 2022, Starboard filed its Schedule 13D with respect to the Company announcing its nomination of a slate of highly-qualified director nominees for election at the Annual Meeting. A copy of Starboard’s Schedule 13D is attached hereto as Exhibit 1 and is incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, "Starboard"), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders of LivePerson, Inc., a Delaware corporation (the "Company").

STARBOARD STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard R Value R LP (“Starboard R LP”) , Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”), Starboard Value L LP (“Starboard L GP”), Starboard Value R GP LLC (“Starboard R GP”), Starboard X Master Fund Ltd (“Starboard X Master”), Starboard Value LP, Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Jeffrey C. Smith, Peter A. Feld, John R. McCormack, Vanessa Pegueros and Yael Zheng.

As of the close of business on February 25, 2022, Starboard V&O Fund beneficially owned directly 3,716,612 shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”). As of the close of business on February 25, 2022, Starboard S LLC directly owned 542,277 shares of Common Stock. As of the close of business on February 25, 2022, Starboard C LP directly owned 330,980 shares of Common Stock. Starboard R LP, as the general partner of Starboard C LP may be deemed the beneficial owner of an aggregate of 330,980 shares of Common Stock owned by Starboard C LP. As of the close of business on February 25, 2022, Starboard L Master directly owned 230,140 shares of Common Stock. Starboard L GP, as the general partner of Starboard L Master, may be deemed the beneficial owner of the 230,140 shares of Common Stock owned by Starboard L Master. Starboard R GP, as the general partner of Starboard R LP and Starboard L GP, may be deemed the beneficial owner of an aggregate of 561,120 shares of Common Stock owned by Starboard C LP and Starboard L Master. As of the close of business on February 25, 2022, Starboard X Master directly owned 858,289 shares of Common Stock. As of the close of business on February 25, 2022, 686,702 of Common Stock were held in an account managed by Starboard Value LP (the “Starboard Value LP Account”). Starboard Value LP, as the investment manager of each of Starboard V&O Fund, Starboard C LP, Starboard L Master, Starboard X Master and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of an aggregate of 6,365,000 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard L Master, Starboard X Master and held in the Starboard Value LP Account. Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co, and Messrs. Smith and Feld, as members of Principal GP and as members of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of 6,365,000 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard L Master, Starboard X Master and held in the Starboard Value LP Account. As of the close of business on February 25, 2022, Ms. Zheng directly beneficially owned 3,000 shares of Common Stock held in a revocable trust she serves as co-trustee for with her husband. As of the close of business on February 25, 2022, none of Mr. McCormack or Ms. Pegueros owned any shares of Common Stock.